As filed with the Securities and Exchange Commission on September 10, 2004

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

GANDER MOUNTAIN COMPANY

(Exact name of Registrant as specified in its charter)

Minnesota	41-1990949
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4567 American Boulevard West Minneapolis, Minnesota	55437
(Address of principal executive offices)	(Zip Code)

Gander Mountain Company 2002 Stock Option Plan, as amended

Gander Mountain Company 2004 Omnibus Stock Plan

Amended and Restated Executive Stock Option Agreement between the Registrant and Allen L. Dittrich dated December 31, 2000, as amended

Amended and Restated Executive Stock Option Agreement between the Registrant and Gary L. Hauger dated December 31, 2000, as amended

Amended and Restated Executive Stock Option Agreement between the Registrant and Robert L. Klein dated December 31, 2000, as amended

Executive Stock Option Agreement between the Registrant and Mark R. Baker effective as of January 10, 2003

Executive Stock Option Agreement between the Registrant and Dennis M. Lindahl effective as of February 2, 2004

Executive Stock Option Agreement between the Registrant and Allen L. Dittrich effective as of February 2, 2004

(Full title of the plan)

Mark R. Baker

Chief Executive Officer and President

Gander Mountain Company

4567 American Boulevard West

Minneapolis, Minnesota  55437

(Name and address of agent for service)

Telephone number, including area code, of agent for service:  (952) 830-8700

Copies to:

W. Morgan Burns

Faegre & Benson LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota  55402-3901

(612) 766-7000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
COMMON STOCK, $.01 PAR VALUE, ISSUABLE PURSUANT TO:
Gander Mountain Company 2002 Stock Option Plan
Issuable Upon Exercise of Outstanding Options	217,472	$4.47	(3)	$972,100	$123.00
Gander Mountain Company 2004 Omnibus Stock Plan
Issuable Upon Exercise of Outstanding Options	1,020,050	$17.01	(3)	$17,351,051	$2,572.00
Reserved for Future Grants	1,123,950	$18.06	(4)	$20,298,537	$2,198.00
Amended and Restated Executive Stock Option Agreement between the Registrant and Allen L. Dittrich dated December 31, 2000	113,472	$9.25		$1,050,006	$133.00
Amended and Restated Executive Stock Option Agreement between the Registrant and Gary L. Hauger dated December 31, 2000	56,736	$9.25		$525,003	$67.00
Amended and Restated Executive Stock Option Agreement between the Registrant and Robert L. Klein dated December 31, 2000	56,736	$9.25		$525,003	$67.00
Executive Stock Option Agreement between the Registrant and Mark R. Baker effective as of January 10, 2003	611,680	$8.28		$5,065,475	$642.00
Executive Stock Option Agreement between the Registrant and Dennis M. Lindahl effective as of February 2, 2004	93,728	$16.00		$1,499,648	$190.00
Executive Stock Option Agreement between the Registrant and Allen L. Dittrich effective as of February 2, 2004	16,000	$16.00		$256,000	$32.00

(1)           This Registration Statement will also cover any additional shares of Common Stock that become issuable under the Gander Mountain Company 2002 Stock Option Plan or the Gander Mountain Company 2004 Omnibus Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)           Estimated solely for the purpose of determining the registration fee.

(3)           Computed in accordance with Rule 457(h) under the Securities Act of 1933, based on the weighted average per share exercise price of outstanding options granted under the plan.

(4)           Computed in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933. Such computation is based on the average of the high and low prices as reported on the Nasdaq National Market on September 7, 2004.

GANDER MOUNTAIN COMPANY

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents of Gander Mountain Company filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are, as of their respective dates, incorporated herein by reference and made a part hereof:

(1)                                  The final prospectus relating to our initial public offering filed pursuant to Rule 424(b) (Registration No. 333-112494) on April 21, 2004;

(2)                                  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the prospectus pursuant to Rule 424(b) referred to in (1) above; and

(3)                                  The description of the Registrant’s Common Stock that is contained in the Registration Statement on Form 8-A (Registration No. 000-50659) dated March 30, 2004 under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the shares of Common Stock offered have been sold or that deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

The Registrant also maintains a director and officer insurance policy to cover the Registrant, its directors and its officers against certain liabilities.

Item 4.           Description of Securities.

Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

Not Applicable.

Item 6.           Indemnification of Directors and Officers.

The Registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”).  Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his or her official capacity against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met.  These criteria, all of which must be met by the person complained of in the proceeding, are (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner he or she reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.  The determination as to eligibility for indemnification is made by the members of the corporation’s board of directors or a committee of the board who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

Item 7.           Exemption from Registration Claimed.

Not Applicable.

Item 8.           Exhibits.

Exhibit

4.1

Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 15, 2004).

4.2

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 15, 2004).

5	Opinion of Faegre & Benson LLP, counsel for the Registrant.

23.1	Consent of Faegre & Benson LLP (included in Exhibit 5 to this Registration Statement).

23.2	Consent of Ernst & Young, LLP.

24	Powers of Attorney (included with signatures to this Registration Statement).

99.1

Gander Mountain Company 2002 Stock Option Plan (incorporated herein by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on February 5, 2004).

99.2	Amendment No. 1 to Gander Mountain Company 2002 Stock Option Plan.

99.3

Gander Mountain Company 2004 Omnibus Stock Plan (incorporated herein by reference to Exhibit 10.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 15, 2004).

99.4	Form of Incentive Stock Option Agreement under Gander Mountain Company 2004 Omnibus Stock Plan.

99.5	Form of Non-Statutory Stock Option Agreement (Employee) under Gander Mountain Company 2004 Omnibus Stock Plan.

99.6	Form of Non-Statutory Stock Option Agreement (Director) under Gander Mountain Company 2004 Omnibus Stock Plan.

99.7

Amended and Restated Executive Stock Option Agreement between the Registrant and Allen L. Dittrich dated December 31, 2000 (incorporated herein by reference to Exhibit 10.20 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 26, 2004).

99.8

First Amendment dated February 2, 2004 to Amended and Restated Executive Stock Option Agreement between the Registrant and Allen L. Dittrich dated December 31, 2000 (incorporated herein by reference to Exhibit 10.21 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 26, 2004).

99.9	Amended and Restated Executive Stock Option Agreement between the Registrant and Gary L. Hauger dated December 31, 2000.

99.10	First Amendment dated April 2, 2003 to Amended and Restated Executive Stock Option Agreement between the Registrant and Gary L. Hauger dated December 31, 2000.

99.11	Amended and Restated Executive Stock Option Agreement between the Registrant and Robert L. Klein dated December 31, 2000.

99.12	First Amendment dated May 6, 2002 to Amended and Restated Executive Stock Option Agreement between the Registrant and Robert L. Klein dated December 31, 2000.

99.13

Executive Stock Option Agreement between the Registrant and Mark R. Baker effective as of January 10, 2003 (incorporated herein by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on February 5, 2004).

99.14

Executive Stock Option Agreement between the Registrant and Dennis M. Lindahl effective as of February 2, 2004 (incorporated herein by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on February 5, 2004).

99.15

Executive Stock Option Agreement between the Registrant and Allen L. Dittrich effective as of February 2, 2004 (incorporated herein by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on February 5, 2004).

Item 9.           Undertakings.

A.                                 The Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota on the 10th day of September, 2004.

GANDER MOUNTAIN COMPANY

By	/s/ Dennis M. Lindahl
Dennis M. Lindahl
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

POWER OF ATTORNEY

We, the undersigned officers and directors of Gander Mountain Company, hereby severally constitute Mark R. Baker and Dennis M. Lindahl, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Gander Mountain Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on September 10, 2004 by the following persons in the capacities indicated:

Name	Title

/s/ Mark R. Baker	President, Chief Executive Officer, and Director
Mark R. Baker
Principal Executive Officer

/s/ Dennis M. Lindahl	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Dennis M. Lindahl
Principal Financial and Accounting Officer

/s/ Ronald A. Erickson	Chairman of the Board and Director
Ronald A. Erickson

/s/ Karen M. Bohn	Director
Karen M. Bohn

/s/ Marshall L. Day	Director
Marshall L. Day

/s/ Richard C. Dell	Director
Richard C. Dell

Director
Gerald A. Erickson

/s/ Dale Nitschke	Director
Dale Nitschke

INDEX TO EXHIBITS

Exhibit

4.1

Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 15, 2004).

4.2

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 15, 2004).

5	Opinion of Faegre & Benson LLP, counsel for the Registrant.	Electronically Filed

23.1	Consent of Faegre & Benson LLP (included in Exhibit 5 to this Registration Statement)

23.2	Consent of Ernst & Young, LLP.	Electronically Filed

24	Powers of Attorney (included with signatures to this Registration Statement)

99.1

Gander Mountain Company 2002 Stock Option Plan (incorporated herein by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on February 5, 2004)

99.2	Amendment No. 1 to Gander Mountain Company 2002 Stock Option Plan	Electronically Filed

99.3

Gander Mountain Company 2004 Omnibus Stock Plan (incorporated herein by reference to Exhibit 10.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 15, 2004)

99.4	Form of Incentive Stock Option Agreement under Gander Mountain Company 2004 Omnibus Stock Plan	Electronically Filed

99.5	Form of Non-Statutory Stock Option Agreement (Employee) under Gander Mountain Company 2004 Omnibus Stock Plan	Electronically Filed

99.6	Form of Non-Statutory Stock Option Agreement (Director) under Gander Mountain Company 2004 Omnibus Stock Plan	Electronically Filed

99.7

Amended and Restated Executive Stock Option Agreement between the Registrant and Allen L. Dittrich dated December 31, 2000 (incorporated herein by reference to Exhibit 10.20 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 26, 2004)

99.8

First Amendment dated February 2, 2004 to Amended and Restated Executive Stock Option Agreement between the Registrant and Allen L. Dittrich dated December 31, 2000 (incorporated herein by reference to Exhibit 10.21 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 26, 2004)

99.9	Amended and Restated Executive Stock Option Agreement between the Registrant and Gary L. Hauger dated December 31, 2000.	Electronically Filed

99.10	First Amendment dated April 2, 2003 to Amended and Restated Executive Stock Option Agreement between the Registrant and Gary L. Hauger dated December 31, 2000	Electronically Filed

99.11	Amended and Restated Executive Stock Option Agreement between the Registrant and Robert L. Klein dated December 31, 2000.	Electronically Filed

99.12	First Amendment dated May 6, 2002 to Amended and Restated Executive Stock Option Agreement between the Registrant and Robert L. Klein dated December 31, 2000	Electronically Filed

99.13

Executive Stock Option Agreement between the Registrant and Mark R. Baker effective as of January 10, 2003 (incorporated herein by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on February 5, 2004)

99.14

Executive Stock Option Agreement between the Registrant and Dennis M. Lindahl effective as of February 2, 2004 (incorporated herein by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on February 5, 2004)

99.15

Executive Stock Option Agreement between the Registrant and Allen L. Dittrich effective as of February 2, 2004 (incorporated herein by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on February 5, 2004)